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                                                                    EXHIBIT 5.01

                                  July 8, 1994



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

     Re:  Showboat, Inc.
          Registration Statement on Form S-3
          Registration No. 33-54325

Ladies and Gentlemen:

     As counsel to Showboat, Inc., a Nevada corporation (the "Company"), we are rendering this opinion letter in connection with the registration by the Company of __% Senior Subordinated Notes due 2009 in the principal aggregate amount of $150,000,000 (the "Notes") and the proposed sale thereof. The Notes will be unsecured general obligations of the Company, subordinated in right of payment to all Senior Debt (as defined in the Indenture)of the Company. The Notes will be jointly and severally guaranteed on an unsecured, senior subordinated basis by certain of the Company's subsidiaries.

     We have examined the proposed form of indenture (the "Indenture") among the Company, as issuer, the Guarantors and Marine Midland Bank & Trust Company (the "Trustee"), and we have examined such other papers, documents, records of the Company and the Guarantors, and certificates of public officials as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to originals of documents submitted to us as conformed or photostatic copies. We have also assumed that the Indenture and the Underwriting Agreement among the Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriting Agreement") will, when executed and delivered, be substantially in the forms submitted to
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Securities and Exchange Commission
July 8, 1994
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us for examination.  As to various questions of fact material to such opinions, we have relied upon resolutions of the Board of Directors of the Company and the Guarantors as well as the representations and warranties of the Company and the Guarantors contained in the proposed form of Underwriting Agreement.

     On the basis of the foregoing and in reliance thereon, we are of the opinion that when: (i) the Registration Statement on Form S-3 covering the Notes shall have become effective under the Securities Act of 1933, as amended (the "Act"); (ii) the Indenture shall have become qualified under the Trust Indenture Act of 1939, as amended; (iii) the securities, Blue Sky, real estate syndication and gaming laws of certain states shall have been complied with; (iv) the Indenture shall have been executed and delivered by the Company, the Guarantors, and the Trustee; and (v) the Notes shall have been authenticated and issued as provided in the Indenture and sold pursuant to the Underwriting Agreement and the proceeds from the sale of the Notes received by the Company:

     (a) the Indenture will constitute a valid and binding obligation of the Company; and

     (b) the Notes and the Guarantees will be valid and binding obligations of the Company and the Guarantors, respectively.

     The obligations referred to in clauses (a) and (b) will be enforceable in accordance with their respective terms, except as the same may be limited by, and subject to, applicable bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity. Further, enforceability of provisions contained in the Indenture relating to the Guarantors are subject to the New Jersey Casino Control Act and the Nevada Gaming Control Act and the regulations promulgated under such acts, and may be subject to such other gaming acts and regulations pursuant to which the Company may operate. Notwithstanding the foregoing, we express no opinion as to the validity or enforceability of the waiver of usury as a defense or the payment of interest on interest as provided in the Indenture.

     We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced registration statement filed with the Securities and Exchange Commission under the Act and the
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Securities and Exchange Commission
July 8, 1994
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use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus contained therein.

                                     Very truly yours,


                                     /S/ KUMMER KAEMPFER BONNER & RENSHAW
                                     -----------------------------------
                                     KUMMER KAEMPFER BONNER & RENSHAW